UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2020

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On July 6, 2020, Marrone Bio Innovations, Inc. (the “Company”) publicly announced the appointment of Kevin Helash as Chief Executive Officer of the Company, to take effect upon his commencement of employment, which is expected to occur as early as August 1, 2020 (the “Employment Date”). The Company’s Board of Directors (the “Board”) has also approved the appointment of Mr. Helash to the Board effective as of the Employment Date as a Class III director to serve until the Company’s 2022 Annual Meeting of Stockholders. Mr. Helash’s employment, and the Employment Date, remain subject to receipt of permanent residency status or the applicable visa. The Company’s founder, Dr. Pamela Marrone, will remain as the Company’s Chief Executive Officer until the Employment Date, and, as previously announced, will thereafter continue to serve as a non-employee director of and consultant to the Company.

Mr. Helash, 55, is currently the CEO of Agrinos, a biological crop input provider with U.S. offices in Davis, California. Prior to joining Agrinos in November 2017, from 1991 to 2017, Mr. Helash was employed at Agrium (now Nutrien Ltd.), one of the world’s largest agricultural product distributors, serving Agrium from 2005 until his departure in 2017 as a vice president and corporate officer. During his 26-year career with Agrium, he held senior management roles leading global sales, marketing, logistics and supply chain strategies. Mr. Helash holds a bachelor of science degree in agriculture from the University of Manitoba.

In connection with his appointment as the Company’s Chief Executive Officer, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Helash on July 3, 2020, pursuant to which Mr. Helash will receive an annual base salary of $385,000 and a target annual award opportunity under the Company’s discretionary bonus plan of up to 45% of his annual base salary (payable on a pro rata basis for fiscal year 2020), unless adjusted by the Board for any year.

Pursuant to the Offer Letter, subject to approval of the Board and the Compensation Committee of the Board, Mr. Helash will be granted an option to purchase 2,450,000 shares of the Company’s common stock (the “Option”), pursuant to the Company’s 2013 Stock Incentive Plan (as amended, the “Plan”). The Option will be structured as follows:

●	Time-Based Tranche. 225,000 shares of the Option (the “Time-Based Tranche”) will be subject to time-based vesting over a period of four years as measured from Mr. Helash’s first date of employment (the “Vesting Commencement Date”). Twenty-five percent of the Time-Based Tranche will vest on the first anniversary of the Vesting Commencement Date, and the remaining 75 percent of the shares under the Time-Based Tranche will vest over the next following 3 years on a pro-rata basis equally each month.

●	Enhanced Time-Based Tranche. 225,000 shares of the Option (the “Enhanced Time-Based Tranche”) will be subject to time-based vesting over a period of four years as measured from the Vesting Commencement Date, on a pro-rata basis equally each month, subject to acceleration on the date on which the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2020 if, within such report, the Company reports the achievement of certain revenue, margin and expense performance targets for its 2020 fiscal year, each of which are within 10% of the Company’s internal targets for the year with respect to the various target elements.

●	Performance Tranche. 2,000,000 shares of the Option (the “Performance Tranche”) will also subject to performance-based vesting, but only if the performance criteria are satisfied by a specific performance deadline. Vesting of the Performance Tranche is contingent on the attainment of a certain closing price for the Company’s stock, as quoted on the Nasdaq Stock Market, for 30 consecutive trading days, by that date which is 30 days following the reporting of financial results for the Company’s second quarter of its fiscal year ending December 31, 2022 (the “Performance Deadline”). If the performance criteria are satisfied on or before the Performance Deadline, the Performance Tranche will vest on the date that the performance criteria are satisfied. If Mr. Helash terminates employment prior to the date on which the performance criteria are satisfied or the performance criteria are not satisfied on or before the Performance Deadline, then all of the shares under the Performance Tranche will permanently and irrevocably forfeit at the earlier of the Performance Deadline or his termination date.

All dates on which vesting is to occur in the Time-Based Tranche, Enhanced Time-Based Tranche and Performance tranche are conditioned upon Mr. Helash’s continued employment with the Company as of that date. Any portion of the Option shares that are not forfeited as of the Performance Deadline (i.e., the Time-Based Tranche and, if not yet vested, the Enhanced Time-Based Tranche) shall continue to vest for so long as Mr. Helash provides “Continuous Service” to the Company or a “Related Entity,” as those terms are defined in the Plan.

On July 3, 2020, the Company also entered into a change in control agreement with Mr. Helash (the “CIC Agreement”), which provides Mr. Helash with the right to receive certain benefits if, in connection with a Change in Control (as defined in the CIC Agreement), Mr. Helash terminates his employment with the Company for good reason or the Company terminates his employment without cause. The CIC Agreement provides that in such an event: (i) Mr. Helash will receive a single lump sum severance payment equal to twelve months of his annual salary; (ii) if Mr. Helash has been employed by the Company for one year or longer at the time of such termination, all outstanding and unvested equity compensation awards held by Mr. Helash will vest, but if Mr. Helash has been employed by the Company for less than one year at the time of such termination, (a) 100 percent of the Time-Based Tranche and the Enhanced Time-Based Tranche (as defined in the Offer Letter) will become vested as of the date of termination and (b) the Performance Tranche (as defined in the Offer Letter) will vest and will be permanently and irrevocably forfeited; (iii) Mr. Helash will receive a lump sum bonus payment in an amount equal to 20% of his then-current base salary, prorated based on the percentage of the current year completed prior to termination; and (iv) the Company will pay for health continuation coverage premiums for the executive and his family members for twelve months following the date of termination. The benefits provided for in the CIC Agreement is subject to Mr. Helash’s delivery of a release of claims reasonably acceptable to the Company. Under the CIC Agreement, Mr. Helash is also subject to non-solicitation and non-disparagement obligations during employment with the Company and for one year following termination.

In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnity agreement with Mr. Helash, which agreement is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2020. Mr. Helash will also be eligible to participate in the Company’s other benefit programs generally available to the Company’s executive officers.

There are no arrangements or understandings between Mr. Helash and any other person pursuant to which Mr. Helash was appointed to serve as Chief Executive Officer of the Company or as a member of the Board of Directors. There are no family relationships between Mr. Helash and any director or executive officer of the Company, and Mr. Helash does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and CIC Agreement are qualified by reference to the complete texts of the Offer Letter and CIC Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. With respect to the Offer Letter, the Company has omitted disclosure of the specified performance targets, including stock price, above, because these targets constitute confidential financial information and the disclosure of these targets would cause competitive harm to the Company.

Item 7.01 Regulation FD Disclosure.

On July 6, 2020, the Company issued a press release and Mr. Helash issued a letter to the Company’s shareholders with respect to the matters addressed in Item 5.02 to this Current Report on Form 8-K. Stockholders may subscribe at https://investors.marronebio.com/#subscribe to receive alerts and other communications from the Company via email. Copies of the press release and letter to shareholders are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1 *#	Offer letter, dated July 3, 2020, by and between Marrone Bio Innovations, Inc. and Kevin Helash.
10.2 *	Change in Control Agreement, dated as of July 3, 2020, by and between Marrone Bio Innovations, Inc. and Kevin Helash.
99.1	Press release issued on July 6, 2020 by Marrone Bio Innovations, Inc.
99.2	Letter to Shareholders dated July 6, 2020.

* Denotes management contract, compensatory plan or arrangement.

# Confidential portions of this exhibit have been omitted as permitted by applicable regulations.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: July 6, 2020	By:	/s/ Linda V. Moore
	Name:	Linda V. Moore
	Title:	Executive Vice President, General Counsel and Secretary